EXHIBIT 21

SUBSIDIARIES              NAMES UNDER           STATE OR OTHER
   OF THE              WHICH SUBSIDIARIES      JURISDICTION OF
 REGISTRANT               DO BUSINESS           INCORPORATION


A & W Interlining     American Interlining        Maryland
  Services Corp.            Company
                        Western Coat Pad
                            Company

African Camellia              Same                Liberia
  Shipping Ltd.

African Coffee                Same                Zaire
  Company, S.P.R.L.

African Dahlia                Same                Liberia
  Shipping Ltd.

African Evergreen             Same                Liberia
  Shipping Ltd.

African Fern                  Same                Liberia
  Shipping Ltd.

African Gardenia              Same                Liberia
  Shipping Ltd.

African Hyacinth              Same                Liberia
  Shipping Ltd.

Agencia Maritima              Same                Costa Rica
  del Istmo, S.A.

Agencias Generales            Same                Venezuela
  Conaven, C.A.

Agro Internacional            Same                Honduras
  de Honduras, S.A.
  de C.V.

Atlantic Salmon               Same                Maine
  (Maine), Inc.

Buttercup Shipping            Same                Liberia
  Limited

Cape Fear Railways,           Same                North Carolina
  Inc.









                          EXHIBIT 21
                          (continued)

Chestnut Hill Farms,          Same                Florida
  Inc.

Colina de Almendros      Chestnut Hill de         Guatemala
  de Guatemala, S.A.      Guatemala, S.A.

Chestnut Hill Farms           Same                Honduras
  Honduras, S.A. de
  C.V.

Chestnut Hill Farms           Same                Venezuela
  de Venezuela, S.A.

Consorcio Naviero de         Conaven              Venezuela
  Occidente, C.A.

Cultivos Marinos,             CUMAR               Honduras
  S.A. de C.V.

Delta Packaging               Same                Nigeria
  Company Ltd.

Desarrollo Industrial         DIBSA               Ecuador
  Bioacuatico, S.A.

Empacadora Litoral,           Same                Honduras
  S.A. de C.V.

Frutas de Rancho Nuevo        Same                Costa Rica
  Litoral, S.A.

H & O Shipping Limited        Same                Liberia

H.F.P. Engineering            Same                Nigeria
  (Nigeria) Limited

Harinas de Puerto Rico,       Same                Delaware
  Inc.

Holsum Bakers of Puerto       Same                Delaware
  Rico, Inc.

Interamericana de             Same                Ecuador
  Tejidos,  C.A.

Life Flour Mill Ltd.          Same                Nigeria

Minoterie De Matadi,          Same                Zaire
  S.A.R.L.

Molinos Champion, S.A.        Same                Ecuador







                          EXHIBIT 21
                          (continued)

Molinos del Ecuador,          Same                Ecuador
  C.A.

National Milling Company      Same                Guyana
  of Guyana, Ltd.

Port of Miami Cold            Same                Florida
  Storage, Inc.

Representaciones Maritimas    Same                Guatemala
  y Aereas, S.A.

SASCO Engineering Co./        Same                U.S. Virgin
  Seaboard Sales Corporation                      Islands

Sandy Isle Food Imports,      Same                St. Maarten,
  N.V.                                            Netherlands,
                                                  Antilles

Sea Cargo, S.A.               Same                Panama

Seaboard Atlantic Trading,    Same                Panama
  Inc.

Seaboard Bakeries, Inc.       Same                Delaware

Seaboard Export               Same                Delaware
  Corporation

Seaboard Express Ltd.         Same                Bermuda

Seaboard de Honduras,         Same                Honduras
  S.A. de C.V.

Seaboard Farms of Athens,     Same                Georgia
  Inc.

Seaboard Farms of             Same                Tennessee
  Chattanooga, Inc.

Seaboard Farms of             Same                Georgia
  Elberton, Inc.

Seaboard Farms of             Same                Kentucky
  Kentucky, Inc.

Seaboard Farms of             Same                Minnesota
  Minnesota, Inc.

Seaboard Farms of             Same                Oklahoma
  Oklahoma, Inc.







                          EXHIBIT 21
                          (continued)

Seaboard Holdings Ltd.        Same                British Virgin
                                                  Islands

Seaboard Intrepid, Ltd.       Same                Bermuda

Seaboard Marine Ltd.          Same                Liberia

Seaboard (Nigeria)            Same                Nigeria
  Limited

Seaboard Overseas             Same                Bahamas
  Limited

S.B.D., Inc.                  Same                Delaware

Seaboard Ship Management      Same                Florida
  Inc.

Seaboard Trading Limited      Same                Bahamas

Seaboard Trading de           Same                Mexico
  Mexico, S.A. de C.V.

Seaboard West Africa          Same                Sierra Leone
  Limited

Seadom, S.A.                  Same                Dominican
                                                  Republic

Secuador Limited              Same                Bermuda

Shilton Limited               Same                Grand Cayman
                                                  Island

Superior Farms, L.L.C.        Same                Delaware

Sur Agricola Honduras,        SURAGRO             Honduras
  S.A. de C.V.

Top Feeds Limited             Same                Nigeria

Transcontinental Capital      Same                Bermuda
  Corp. (Bermuda) Ltd.